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                                                                    EXHIBIT 23.0



CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84050) of Laser Vision Centers, Inc. of our report dated June 12, 1998 appearing on page F-1 of this Form 10-K.



/s/ PriceWaterhouseCoopers LLP

PriceWaterhouseCoopers LLP
St. Louis, Missouri
July 17, 1998